ALLONGE TO WARRANT TO
                              PURCHASE COMMON STOCK


            This Allonge to Warrant to Purchase Common Stock (this "Allonge"), made as of April 4, 1997, and delivered by TFC Enterprises, Inc., a Delaware corporation (the "Company"), for the benefit of General Electric Capital Corporation ("GECC") recites and provides as follows:

                                    RECITALS:

            A. THE Finance Company ("TFC"), a Virginia corporation and subsidiary of the Company, and GECC entered into a certain Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of December 20, 1996 (the "Loan Agreement") amending and restating the terms governing the payment and performance of certain loans made by GECC to TFC.

            B. As a condition of the Loan Agreement, the Company granted to GECC the right to purchase from the Company 567,640 shares of common stock of the Company, pursuant to a Warrant to Purchase Common Stock, dated as of December 20, 1996 (the "First Warrant").

            C. TFC is currently in default under the Loan Agreement and GECC has agreed to restructure the loans thereunder; as a result, TFC and GECC executed Amendment No. 1, dated as of the date hereof (the "Amendment"), in order to set forth the amended terms to the Loan Agreement.

            D. In connection with the Amendment, the Company is required to grant a warrant to GECC for additional shares of the Company's common stock pursuant to that certain Warrant (No. 2) to Purchase Common Stock, dated as of the date hereof (the "Second Warrant").

            E. GECC and the Company agreed that the terms of the First Warrant should be the same as the terms of the Second Warrant, and thus, the Company now desires to execute and deliver this Allonge to GECC to amend the First Warrant.

                                   AGREEMENT:

            NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company certifies, covenants and agrees as follows:

            1. The Company consents to the terms of this Allonge for the benefit of GECC and ratifies, reaffirms and reconfirms its obligations under the First Warrant, except to the extent that such obligations are amended by this Allonge. The Company certifies that there has been no adjustment in the Warrant Exercise Price or the number of Warrant Shares (as both such terms are defined in the First Warrant). This Allonge does not constitute a novation.

            2. It is the intent of the Company and GECC that the exercise price and the expiration date be amended effective as of the date hereof. Therefore, the First Warrant is hereby amended by deleting the definitions of "Expiration Date" and "Warrant Exercise Price" as set forth in Section 1 and substituting in lieu thereof the following definitions of "Expiration Date" and "Warrant Exercise Price":

                        "Expiration Date" means March 31, 2002.

                        "Warrant Exercise Price" shall initially be $1.00 per share and shall be adjusted and readjusted from time to time as provided in this Warrant.

            3. Section 11 of the First Warrant is hereby deleted in its entirety and a new Section 11 is substituted in lieu thereof as follows:

                                    SECTION 11. Registration Rights. The initial
                        holder of this Warrant, and any assignee thereof, shall have the registration rights with respect to the Warrant Shares set forth in that certain Amended and Restated Registration Rights Agreement, dated April 4, 1997, by and between the Company and such initial holder, a copy of which is attached hereto as Exhibit C.

            4. Exhibit C to the First Warrant, containing the Registration Rights Agreement between the Company and GECC, dated December 20, 1996, is hereby deleted in its entirety and a new Exhibit C, as attached hereto, containing the Amended and Restated Registration Rights Agreement between the parties, dated as of the date hereof, shall be substituted in lieu thereof.

            5. In all other respects, the terms of the First Warrant, except as expressly modified hereby, are ratified and reaffirmed and shall remain in full force and effect.

            6. This Allonge shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be governed by the laws of the Commonwealth of Virginia.

            7. This Allonge may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.





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            IN WITNESS WHEREOF, the Company has caused this Allonge to be executed by its duly authorized officers as of the date first written above.



                                            TFC ENTERPRISES, INC.



                                            By:         _______________________

                                            Its:        _______________________



ATTEST:

----------------------------------

----------------------------------






ACCEPTED AND AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION



By:         __________________________________

Its:        __________________________________

                                    Exhibit C